UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

SUPER MICRO COMPUTER, INC.

(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 Rock Avenue, San Jose, California 95131

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (408) 503-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On January 26, 2008, Gregory K. Hinckley was appointed to fill a vacancy on the Board of Directors of the Company. Mr. Hinckley is currently the President and interim Chief Financial Officer of Mentor Graphics Corporation, a publicly traded provider of electronic design automation solutions. He began at Mentor Graphics in January 1997 as Executive Vice President, Chief Operating Officer and Chief Financial Officer. In November 2000, he became President and Chief Financial Officer. In July 2007, his position became President and Chief Operating Officer. Prior to Mentor Graphics, he served as Chief Financial Officer for two other publicly traded companies – VLSI Technology, Inc. and Bio-Rad Laboratories, Inc. Mr. Hinckley is a director of ArcSoft, Inc. (a privately-held provider of OEM multimedia software and firmware), a director and member of audit and compensation committees of Intermec, Inc. (a publicly traded provider of automated identification and data collection (AIDC) solutions), and is an advisory director of Portland State University Engineering School. Mr. Hinckley holds a Bachelor of Arts degree in physics from Claremont McKenna College, a Master of Science degree in applied physics from University of California, an MBA degree from Harvard Business School, and was a Fullbright Scholar in applied mathematics at Nottingham University in England. He is also a Certified Public Accountant.

Mr. Hinckley was also appointed to serve on the Audit Committee of the Board.

Mr. Hinckley is entitled to receive our standard non-employee director compensation. We reimburse non-employee directors for reasonable expenses in connection with attendance at board and committee meetings. Our non-employee directors receive an annual retainer of $40,000, payable quarterly. In addition, each director serving in a non-chairperson capacity on our audit, compensation or nominating and corporate governance committees receives an annual retainer of $2,500 per committee, payable quarterly. Each non-employee director is automatically granted an initial option to purchase 18,000 shares upon first becoming a member of our board of directors. Immediately after each of our annual meetings of stockholders, each non-employee director is automatically granted a nonstatutory option to purchase 4,500 shares of our common stock. Annual grants will be reduced proportionally if the person did not serve in that capacity for the full year after the annual grant.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release dated January 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: January 30, 2009	By:	/s/ Charles Liang
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated January 30, 2009.